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                                                               EXHIBIT 99(K)(10)

                             ADRs PURCHASE CONTRACT

     This ADRs PURCHASE CONTRACT, dated this ____ day of November, 1998, between ANZ Exchangeable Preferred Trust II, a Delaware business trust (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust"), and Aldobrandini (Investments) Limited, a special purpose limited liability company incorporated under the laws of, and domiciled in, Jersey, the Channel Islands (the "Jersey Subsidiary").

     WHEREAS, the Trust is a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.C. (Sections 3801 et seq.)) and governed by an Amended and Restated Trust Agreement dated as of November 6, 1998 (the "Trust Agreement");

     WHEREAS, the Trust has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-65849 and 811-09069) and Pre-Effective Amendment No. 1 thereto contemplating the offering (the "Offering") of up to __________ of its Trust Units Exchangeable for Preference SharesSM ("TrUEPrSSM"), the terms of which contemplate that the Trust will distribute to the Holders of TrUEPrS, upon the occurrence of an Exchange Event, either (i) American Depositary Receipts ("ADRs") evidencing, for each TrUEPrS, one American Depositary Share ("ADS") representing four fully paid preference shares, liquidation preference US$6.25 per share (the "ANZ Preference Shares"), issued by Australia and New Zealand Banking Group Limited ("ANZ") and designated as the 1998 Preference Shares (Series 2), or (ii) cash in the amount of US$25 per TrUEPrS plus the accrued dividend distributions thereon for the current quarterly period;

     WHEREAS, upon the occurrence of an Exchange Event other than a Qualifying Exchange Event (as defined herein), the Trust desires (a) to use the cash proceeds payable upon redemption of the Jersey Preference Shares to purchase the ADRs from the Jersey Subsidiary at a price equal to such cash proceeds and (b) to discharge thereby the Jersey Subsidiary from its obligation under the Jersey Preference Shares to pay such cash redemption proceeds to the Trust;

     WHEREAS, upon the occurrence of an Exchange Event other than a Qualifying Exchange Event, the Jersey Subsidiary desires to sell the ADRs to the Trust as provided in the preceding recital; and

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

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/SM/ Service mark of Merrill Lynch & Co., Inc.
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1.  DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Trust Agreement.

2.  AGREEMENT FOR THE PURCHASE AND SALE OF ADRs.

     2.1 Upon (A) the occurrence of an Exchange Event other than a Qualifying Exchange Event, (B) the redemption of the Debt Securities and the acquisition of the Jersey Preference Shares by the Trust and (C) the acquisition by the Jersey Holding Company of the ordinary shares and nominal shares of the Jersey Subsidiary held by the U.K. Company, the Trust hereby irrevocably and unconditionally (i) directs the Jersey Subsidiary to apply on the Exchange Date (the "Closing Date") the amount payable to the Trust upon the redemption of the Jersey Preference Shares (the "Redemption Amount") to purchase ADRs evidencing the ADSs representing ANZ Preference Shares with an aggregate stated liquidation preference equal to the aggregate stated liquidation preference of the Jersey Preference Shares so redeemed (the "Subject ADRs") and (ii) subject to such application and receipt of the Subject ADRs, waives any right it would otherwise have had to receive the Redemption Amount in cash pursuant to the terms of the Jersey Preference Shares;

     2.2 In consideration for the application by the Trust of the Redemption Amount pursuant to Section 2.1 hereof, the Jersey Subsidiary irrevocably and unconditionally agrees, upon the occurrence of an Exchange Event other than a Qualifying Exchange Event, to deliver the Subject ADRs to the Trust on the Closing Date; and

     2.3 Upon the delivery by the Jersey Subsidiary of the Subject ADRs to the Trust on the Closing Date, the Trust agrees that the Jersey Subsidiary shall be automatically discharged from its obligation to pay the Redemption Amount to the Trust.

3. REPRESENTATIONS AND WARRANTIES OF THE JERSEY SUBSIDIARY. The Jersey Subsidiary represents and warrants to the Trust as of the date hereof, as of the Exchange Date and as of the Closing Date, that:

   3.1 The Jersey Subsidiary has been duly organized and is validly existing as a special purpose limited liability company in good standing under the laws of Jersey, the Channel Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and each of the Jersey Subsidiary Preference Shares Subscription Agreement, dated November __, 1998, between the U.K. Company and the Jersey Subsidiary, the Jersey Subsidiary Ordinary Share Application, dated November __, 1998, from the U.K. Company to the Jersey Subsidiary (the "Jersey Subsidiary 49% Ordinary Share Application"), the Jersey Subsidiary Ordinary Share Application, dated November __, 1998, from the Jersey Holding Company to the Jersey Subsidiary (the "Jersey Subsidiary 51% Ordinary Share Application", and together with the Jersey Subsidiary 49% Ordinary Share Application, the "Applications"), the ADSs Subscription Agreement, dated November __, 1998, between the Jersey Subsidiary and ANZ, the Management, Company Secretarial and General Administration Agreement, dated November __, 1998, between the Jersey Subsidiary and Volaw Trust and Corporate Services Limited, the Undertaking Agreement, dated November __, 1998, between the Trust and the Jersey Subsidiary, the Jersey Subsidiary Expense Agreement, dated

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November __, 1998, between the Jersey Subsidiary and the U.K. Company, the
Jersey Preference Shares Security and Pledge Agreement, the ADRs Security and Pledge Agreement, the Expense and Indemnity Agreement and the other agreements or instruments to which the Jersey Subsidiary is a party (the "Fundamental Jersey Subsidiary Agreements"); and the Jersey Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business;

     3.2 This Agreement has been duly and properly executed and delivered by the Jersey Subsidiary and constitutes a legal, valid and binding agreement of the Jersey Subsidiary enforceable against the Jersey Subsidiary in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     3.3 The Jersey Subsidiary is not in violation of its memorandum or articles of association or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments"); the execution, delivery and performance of this Agreement and the Fundamental Jersey Subsidiary Agreements and the consummation of the transactions contemplated herein and therein and compliance by the Jersey Subsidiary with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Jersey Subsidiary pursuant to the Agreements and Instruments; nor will such action result in any violation of the provisions of the memorandum and articles of association, charter, by-laws or other organizational documents of the Jersey Subsidiary, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, stock exchange authority or court, domestic or foreign, having jurisdiction over the Jersey Subsidiary or any of its assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation or warranty is made); as used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Jersey Subsidiary;

     3.4 There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Jersey Subsidiary, threatened, against or affecting the Jersey Subsidiary;

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     3.5  No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority, domestic or foreign, is necessary or required for the execution, delivery or performance by the Jersey Subsidiary of this Agreement, the Fundamental Jersey Subsidiary Agreements or the consummation by the Jersey Subsidiary of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder or state securities laws;

     3.6 The Jersey Subsidiary is not in violation of any law, ordinance, governmental rule or regulation or administrative or court order or decree to which the Jersey Subsidiary is subject; the Jersey Subsidiary possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Jersey Subsidiary has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

     3.7 Except for the rights of the Trust, the Collateral Agent and the U.K. Company under the ADRs Security and Pledge Agreement, the Jersey Subsidiary has all right, title and interest in and to the Subject ADRs, free and clear of all Liens (as defined in the ADRs Security and Pledge Agreement) (other than the Lien created by such agreement and any Lien created by the Trust) and Transfer Restrictions (as defined in the ADRs Security and Pledge Agreement) (other than Transfer Restrictions created by such agreement and Transfer Restrictions created by the Trust); and upon delivery of the Subject ADRs on the Closing Date and payment of the Redemption Amount therefor as herein contemplated, the Trust will have all right, title and interest in and to the Subject ADRs purchased by it from the Jersey Subsidiary, free and clear of all Liens and Transfer Restrictions (each as defined in the ADRs Security and Pledge Agreement);

     3.8 No stamp duty or similar tax or duty is payable under applicable laws or regulations of Jersey, the Channel Islands in connection with the sale, transfer and delivery, of, the Subject ADRs, or with respect to the execution, delivery and performance by the parties hereto of this Agreement;

     3.9 (a) The choice of the laws of the State of New York as the governing law of this Agreement and each of the Fundamental Jersey Subsidiary Agreements (other than as set forth in the Jersey Preference Shares Security and Pledge Agreement (to the extent necessary to ensure that the security interest created thereunder is enforceable under Jersey law), the Applications and the Jersey Subsidiary Management Agreement) and (b) the choice of the laws of Jersey, the Channel Islands as the governing law of the Jersey Preference Shares Security and Pledge Agreement, the Applications and the Jersey Subsidiary Management Agreement, in each case, is a valid choice of law under the laws of Jersey, the Channel Islands or any political subdivision thereof and courts of Jersey, the Channel Islands should honor the applicable choice of law; the Jersey Subsidiary has the power to submit and pursuant to this Agreement and the Fundamental Jersey

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Subsidiary Agreements (other than the Jersey Subsidiary Management Agreement and the Applications) has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the State or Federal court in the Borough of Manhattan, City and State of New York in any suit, action or proceeding against it arising out of or related to any of such agreements or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Subject ADRs by the Jersey Subsidiary to the Trust under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and has the power to designate, appoint and empower and pursuant to Section 10 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York;

     3.10 Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Jersey Subsidiary based upon any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Jersey Subsidiary by the courts of Jersey, the Channel Islands without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that (A) the judgment is consistent with public policy in Jersey, the Channel Islands and any relevant political subdivision, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, and (E) the judgment is for a fixed sum; and the Jersey Subsidiary is not aware of any reason why the enforcement in Jersey, the Channel Islands of such a judgment in respect of any of the instruments or agreements executed for consummation of the transactions contemplated herein would be contrary to public policy in Jersey, the Channel Islands or any political subdivision thereof; and

     3.11 It is not necessary under the laws of Jersey, the Channel Islands or any political subdivision thereof or authority or agency therein in order to enable the Trust to enforce its rights under this Agreement and each of the Fundamental Jersey Subsidiary Agreements, as the case may be, that it should, as a result solely of its holding of the ADRs, be licensed, qualified or otherwise entitled to carry on business in Jersey, the Channel Islands or any political subdivision thereof or authority or agency therein; this Agreement and each of the Fundamental Jersey Subsidiary Agreements are in proper legal form under the laws of Jersey, the Channel Islands and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Jersey Subsidiary therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each of the Fundamental Jersey Subsidiary Agreements in Jersey, the Channel Islands or any political subdivision thereof or authority or agency therein that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be

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paid to any court, authority or agency of Jersey, the Channel Islands or any political subdivision thereof.

4. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust represents and warrants to the Jersey Subsidiary as of the date hereof, as of the Exchange Date and as of the Closing Date, that:

     4.1 The Trust is a validly existing business trust under the Delaware Act and has full power and authority to execute and deliver this Agreement and to perform and observe the provisions hereof, except as performance may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether the enforceability of such performance is considered in a proceeding in equity or at law);

     4.2 The execution, delivery and performance of this Agreement by the Trust do not contravene any requirement of law or any material transactional restriction or material agreement binding on or affecting the Trust or any of its assets;

     4.3 This Agreement has been duly and properly executed and delivered by the Trust and constitutes a legal, valid and binding agreement of the Trust enforceable against the Trust in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     4.4 No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Trust of this Agreement or the consummation by the Trust of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws; and

     4.5 It is understood that the Subject ADRs evidencing the ADSs may bear either or both of the following legends:

     (a) Any legend required by DTC; and

     (b)  Any legend required by the laws of any other applicable jurisdiction.

     5. TERMINATION. This Agreement shall continue in effect until the dissolution of the Trust in accordance with Section 7.03 of the Trust Agreement.

     6. NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other party, except that the Trust may delegate any and all duties hereunder to the Administrator to the extent permitted by law. Nothing herein, expressed or implied, shall give to any person, other than the parties hereto and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

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     7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. Modifications and amendments of this Agreement may be made with the consent of the holders of not less than a majority of the TrUEPrS; provided, however, that, no such modification or amendment may, without the consent of 100% of the holders of the TrUEPrS, modify, amend or otherwise affect the purchase price for or the number of ADRs deliverable pursuant to this Agreement or otherwise adversely affect in any material respect the rights of the holders of TrUEPrS or cause an Exchange Event to occur. Modifications and amendments may be made without the consent of any holder of the TrUEPrS to cure any ambiguity, defect or inconsistency in this Agreement; provided that, such action will not adversely affect in any material respect the rights of the holders of the TrUEPrS or cause an Exchange Event to occur. No modification, alteration, amendment or supplement of this Agreement shall be valid unless the modification, alteration, amendment or supplement is in writing and is signed by all parties to this Agreement.

     8. NOTICES. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 8):

     The Trust:                 ANZ Exchangeable Preferred Trust II
                                c/o Puglisi & Associates
                                850 Library Avenue, Suite 204
                                Newark, Delaware 19715
                                Telecopier: (302) 738-7210
                                Attention: Donald J. Puglisi

     The Jersey Subsidiary:     Aldobrandini (Investments) Limited
                                Templar House, Don Road
                                St. Helier, Jersey JE4 8WH
                                British Channel Islands
                                Telecopier: 44-1534-500-450
                                Attention: Company Secretary

Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be

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deemed to have been received on the first Business Day on which such acknowledgment is refused).

     9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10. CONSENT TO JURISDICTION. The Jersey Subsidiary agrees that any legal suit, action or proceeding brought by any party or by any person controlling a party, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Jersey Subsidiary has appointed CT Corporation System ("CT Corporation") as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by the Trust and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Jersey Subsidiary and such appointment shall have been accepted by such successor authorized agent. The Jersey Subsidiary represents and warrants that CT Corporation has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Jersey Subsidiary shall be deemed, in every respect, effective service of process upon the Jersey Subsidiary.

     11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives the date first above written.

                                    ANZ EXCHANGEABLE PREFERRED TRUST II

                                    By: ______________________________________
                                        Donald J. Puglisi, as Managing Trustee

                                    ALDOBRANDINI (INVESTMENTS) LIMITED

                                    By: ______________________________________
                                        Name:
                                        Title:

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